                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 UNITRIN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                            [LOGO OF UNITRIN, INC.]
                             One East Wacker Drive
                            Chicago, Illinois 60601

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1998

  The Annual Meeting of Shareholders of Unitrin, Inc. will be held on Wednesday, May 13, 1998, at 10:00 a.m. at The First Chicago Center, One First National Plaza, Dearborn and Madison Streets (Plaza Level), Chicago, Illinois 60670.

  The meeting is called for the following purposes:

    1. To elect a Board of Directors.

    2. To consider and act upon a proposal to approve the 1998 Bonus Plan for Senior Executives.

    3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 16, 1998 as the record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting. A list of such shareholders will be open to examination by any shareholder at the meeting and for a period of ten days prior to the date of the meeting during ordinary business hours at the Unitrin, Inc. corporate offices, One East Wacker Drive, Chicago, Illinois 60601.

                                          By Order of the Board of Directors

                                          /s/ Scott Renwick

                                          Scott Renwick
                                          Secretary

April 9, 1998

WHETHER OR NOT YOU ARE ABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK THE BOX PROVIDED ON THE ACCOMPANYING PROXY.

                           [LOGO OF UNITRIN, INC.]
       Corporate Offices: One East Wacker Drive, Chicago, Illinois 60601

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the issuer, Unitrin, Inc. ("Company"), for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 13, 1998, at 10:00 a.m. at The First Chicago Center, One First National Plaza, Dearborn and Madison Streets (Plaza Level), Chicago, Illinois, 60670, and at any adjournment thereof.

  Shares represented by duly executed proxies in the accompanying form received before the meeting will be voted at the meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by any shareholder present at the meeting who expresses a desire to vote in person. Proxies specifying a choice as to either the election of directors or Proposal 2 will be voted accordingly. If no specification is made, the shares represented by the proxy will be voted for election of the nominees specified on page 4 and in favor of Proposal 2. By executing and returning the accompanying proxy, each shareholder will further authorize the persons named in such proxy to vote in their discretion as to such other items of business, if any, that may properly come before the annual meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum. Abstentions will have the effect of a vote against proposals brought before the meeting, but will not have an effect on the election of the directors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will be considered as present for quorum purposes on all matters. Broker non-votes will have no effect on any matter to be brought before the meeting, including the election of directors.

  The principal solicitation of proxies is being made by mail; however, additional solicitation may be made through direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation therefor. The Company has retained the services of W.F. Doring & Co., Inc. ("Doring") to aid in the solicitation of proxies. Doring estimates that its fees and expenses will not exceed $10,000. The total expense of the solicitation will be borne by the Company and will include, in addition to the amounts paid to Doring, amounts paid to reimburse banks, brokerage firms and others for their expenses in forwarding soliciting material. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 9, 1998.

                               VOTING SECURITIES

  March 16, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. On that date, there were

37,620,161 shares of the Company's common stock ("Common Stock") issued and outstanding and entitled to vote. The Company has no other voting securities outstanding. Each shareholder of record is entitled to one vote per share owned on all matters submitted to a vote of shareholders.

                           OWNERSHIP OF COMMON STOCK

  The following table shows the beneficial ownership of Common Stock as of March 16, 1998 (unless otherwise indicated) by: (i) each director, including directors who are also executive officers; (ii) each other executive officer named in the Summary Compensation Table on page 10; (iii) all directors and executive officers as a group; and (iv) each other person known by the Company to be the beneficial owner of more than five percent of the Common Stock. Unless otherwise indicated, to the Company's knowledge, the beneficial owner has both sole voting and sole dispositive powers with respect to the shares listed opposite his name.

                                          AMOUNT AND NATURE OF      PERCENT OF
   NAME                                   BENEFICIAL OWNERSHIP      CLASS (1)
   ----                                   --------------------      ----------
   Directors
    James E. Annable                               12,000 (2)            *
    Reuben L. Hedlund                               7,000 (2)            *
    Jerrold V. Jerome--Chairman                   277,240 (2)            *
    William E. Johnston, Jr.                          -0-
    George A. Roberts                             378,865 (3)           1.0
    Fayez S. Sarofim                            3,128,094 (4)           8.2
    Henry E. Singleton                          7,242,260 (5)          19.1
    Richard C. Vie--President & CEO               192,296 (2),(3)        *
   Named Executive Officers
    James W. Burkett                               28,463 (2)            *
    Eric J. Draut                                  18,450 (2)            *
    Thomas H. Maloney                              10,342 (2)            *
   Directors and All Executive Officers
    as a Group (13 persons)                    11,323,760 (2)          29.9
   Other 5% Owners
    George Kozmetsky
    2815 San Gabriel Street
    Austin, TX 78705                            2,230,460 (6)           5.9

--------
(1) Based on the number of shares outstanding on the record date, March 16, 1998, plus shares deemed outstanding pursuant to rules of the Securities and Exchange Commission ("SEC"). An asterisk in this column indicates ownership of less than 1% of the outstanding Common Stock. Each outstanding share of Common Stock includes an attached right under the Company's shareholder rights plan adopted August 3, 1994. Among other provisions of the rights plan, if any person or group beneficially owns 15% or more of the Common Stock without approval of the Board of Directors, then each shareholder (other than the non-approved acquiror or its affiliates or transferees) would be entitled to buy Common Stock having twice the market value of the exercise price of the rights, which the Board of Directors has set at $125 (subject to certain adjustment provisions).

(2) Shares shown for the executive officers and Messrs. Annable and Hedlund include shares which they have the right to acquire presently or within 60 days of the date of this Proxy Statement through exercise of stock options. The number of such acquirable shares for each of such persons is as follows: Annable (6,000); Hedlund (6,000); Jerome (137,699); Vie (101,827); Burkett (17,919); Draut (9,736) and Maloney (2,084).
(3) Shares shown for Dr. Roberts include 10,615 shares owned by his wife with respect to which he disclaims beneficial ownership. Shares shown for Mr. Vie include 7,917 shares held by a trust, the trustee of which is his wife. Mr. Vie disclaims beneficial ownership of such shares.
(4) Based upon information as of December 31, 1997 contained in an amendment to a Schedule 13G filed by Mr. Sarofim with the SEC, Mr. Sarofim may be deemed to be the beneficial owner of 3,128,094 shares of Common Stock. Of such shares, Mr. Sarofim reported sole voting and dispositive powers as to 1,012,335 shares, shared voting power as to 1,870,743 shares and shared dispositive power as to 2,115,759 shares. Substantially all of the shares which are not subject to sole voting and dispositive powers are held in accounts managed by Fayez Sarofim & Co. (of which Mr. Sarofim is the majority shareholder) or by its wholly-owned subsidiaries, Sarofim Trust Co. and Sarofim International Management Company, or are owned directly by such companies for their own accounts. Fayez Sarofim & Co. maintains policies which preclude Mr. Sarofim from exercising voting and dispositive powers with respect to Common Stock held in accounts managed by Fayez Sarofim & Co. and its subsidiaries. Shares shown include 1,000 shares owned by members of Mr. Sarofim's family with respect to which he disclaims beneficial ownership. Mr. Sarofim's mailing address is Two Houston Center, Suite 2907, Houston, Texas 77010.
(5) Dr. Singleton's mailing address is 335 North Maple Drive, Beverly Hills, California 90210.
(6) Based upon information as of December 31, 1997 contained in an amendment to a Schedule 13G filed by Dr. Kozmetsky with the SEC, he may be deemed to be the beneficial owner of 2,230,460 shares of Common Stock. Of such shares, Dr. Kozmetsky reported sole voting and dispositive powers as to 2,050,000 shares and shared voting and dispositive powers as to 150,000 shares which are owned by RGK Foundation, Inc., a non-profit corporation of which Dr. Kozmetsky is one of seven trustees. Dr. Kozmetsky disclaims beneficial ownership of all shares held by RGK Foundation and of 30,460 shares owned by his wife which are included as part of his holdings in this table.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  Eight directors are to be elected at the meeting to serve for a term of one year or until the election of their successors. If any of the persons named below refuses or is unable to serve as a director (which is not anticipated), the persons named in the accompanying proxy reserve full discretion to vote for any or all other persons as may be nominated. The vote of the holders of a majority of the Common Stock having voting power present, in person or by proxy, is required for the election of any nominee as a director.

BUSINESS EXPERIENCE OF NOMINEES

  Following is a summary of the business experience during the last five years of each person nominated to be a director of the Company. References hereafter in this Proxy Statement to "Allegheny Teledyne" are to Allegheny Teledyne Incorporated and references to "Argonaut" are to Argonaut Group, Inc.

  James E. Annable, 54, has been a director of the Company since November 1993. He has been Senior Vice President and Chief Economist of The First National Bank of Chicago and First Chicago NBD Corporation for more than the last five years.

  Reuben L. Hedlund, 61, has been a director of the Company since November 1993. He has been a partner of the Chicago law firm of Hedlund Hanley & John for more than the last five years.

  Jerrold V. Jerome, 68, has been a director of the Company since February 1990 and Chairman of the Board of Directors since February 1994. Mr. Jerome was Vice Chairman of the Board from March 1992 to February 1994.

  William E. Johnston, Jr., 57, has been a director of the Company since October 1997. Mr. Johnston has been President and Chief Operating Officer of Morton International, Inc., a manufacturer and marketer of specialty chemicals and salt, since October 1995. Prior thereto, he was Executive Vice President for Administration of Morton.

  George A. Roberts, 79, is a retired executive and has been a director of the Company since February 1990. He is also a director of Argonaut and Allegheny Teledyne.

  Fayez S. Sarofim, 69, has been a director of the Company since March 1990. He has been Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor, for more than five years. He is also a director of Allegheny Teledyne, Argonaut and Imperial Holly Corporation.

  Henry E. Singleton, 81, is a rancher and investor and has been a director of the Company since February 1990 and was Chairman of the Board of Directors from August 1990 to February 1994. He is also a director of Argonaut.

  Richard C. Vie, 60, has been a director of the Company since March 1990 and President and Chief Executive Officer for more than the last five years.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The committees of the Board of Directors are the Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. The Company does not have a nominating committee.

  The Executive Committee, which met twice in 1997, consists of Dr. Singleton and Messrs. Jerome and Vie. The Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business of the Company except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors.

  The Audit Committee, which met four times in 1997, consists of Messrs. Johnston and Hedlund and Dr. Roberts. The Audit Committee reviews the scope of the audit and non-audit assignments of the Company's independent auditors and related fees, the accounting principles applied by the Company in financial reporting, the scope of internal auditing procedures and the adequacy of internal controls. The Audit Committee meets periodically with management, the independent auditors and the Company's internal auditors.

  The Compensation Committee, which met three times in 1997, consists of Dr. Roberts and Messrs. Annable, Hedlund and Johnston. The Compensation Committee sets the cash compensation of the Company's executives, including its executive officers.

  The Stock Option Committee, which met three times in 1997, consists of Messrs. Annable, Hedlund and Johnston. The Stock Option Committee selects executives and other key employees of the Company and its subsidiaries to receive stock options pursuant to the Company's 1990 and 1997 Stock Option Plans and otherwise generally administers such plans.

  In 1997, the Company's Board of Directors met six times and, except for Dr. Singleton, each director attended more than 75% of the meetings of the Board of Directors and committees of the Board on which he served.

DIRECTOR COMPENSATION

  Directors who are not employees of the Company receive an annual fee of $30,000 for service on the Board and a fee of $1,500 for each Board Meeting attended. All directors are reimbursed for travel expenses incurred in attending Board and committee meetings.

                              EXECUTIVE OFFICERS

  The following summarizes the business experience over the last five years of the Company's executive officers, other than Messrs. Jerome and Vie whose business experience is described on page 4. The executive officers serve at the pleasure of the Board of Directors.

  David F. Bengston, 49, has been a Vice President of the Company for more than the last five years.

  James W. Burkett, 68, has been a Vice President of the Company since February 1994. He has also been a director and President of Trinity Universal Insurance Company, a subsidiary of the Company, since December 1991.

  Eric J. Draut, 40, has been a Vice President of the Company since October 1997, Chief Financial Officer since February 1997, Treasurer of the Company since April 1992 and was Controller from February 1990 to February 1997.

  Thomas H. Maloney, 66, has been Vice President and General Counsel of the Company since May 1996, and was Secretary from February 1990 to May 1996.

  Scott Renwick, 46, has been Secretary of the Company since May 1996 and Counsel since January 1991.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following report on the compensation of executive officers for 1997 is submitted jointly by the Compensation Committee and the Stock Option Committee. Notwithstanding any general statement to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement into such filings, neither this Report nor the performance graph which follows on page 9 shall be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed under such Acts.

       JOINT REPORT OF COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

  The Company compensates its executive officers with two principal forms of compensation: cash compensation and stock options. Cash compensation consists of base salary, performance-based bonuses and may include discretionary bonuses. Executive officers are eligible to receive stock options under the Unitrin, Inc. 1990 Stock Option Plan and the Unitrin, Inc. 1997 Stock Option Plan. Although the type and terms of options granted under these Plans may vary, the Stock Option Committee's current practice is to grant five-year, non-qualified options with exercise prices equal to the fair market value of the Common Stock on the date of grant and which become exercisable in four, equal annual installments beginning six months after the date of grant.

  Base salaries of the Company's executive officers depend on the Compensation Committee's subjective assessment of the individual officer's work performance with respect to such officer's normal job responsibilities. In its compensation deliberations in 1997, the Compensation Committee had available to it data which summarized the salary compensation of the chief executive officers and certain other senior officers of a group of insurance and diversified financial services companies, some of which are competitors of the Company. While the Compensation Committee noted these data in establishing the base salary compensation of the Company's Chief Executive Officer for 1997, such data were not determinative of his compensation and the Compensation Committee did not target a specific level within the range of such data for his 1997 compensation. Such data were not referenced in establishing the compensation of any of the Company's other executive officers, but it was noted that the salaries of the Company's executive officers were below those of the data presented. The level of Mr. Jerome's base salary reflects his status as a half-time employee of the Company.

  In August 1997, the Compensation Committee adopted a plan under which the Company's executive officers became eligible to receive cash bonuses based on attainment of designated corporate performance criteria (the "1997 Bonus Plan"). Under the 1997 Bonus Plan, the Company's executive officers were eligible for cash bonuses of up to 50% of their base salaries (or 68.3%, in the case of the Chairman and the Chief Executive Officer), consisting of a formula component and a discretionary component. The formula components for participants with "line" responsibilities were based on growth in operating earnings of the business units they oversee. Formula components for participants with "staff" responsibilities were based on growth in earnings per share from operations. The formula components for the Chairman and for the Chief Executive Officer took each of the foregoing factors into account. With the following exception, the bonuses paid for 1997 to the executive officers named in the Summary Compensation Table were derived by application of the foregoing formula components using actual 1997 financial results. In addition to such formula bonuses, discretionary bonuses of $25,000 each were awarded to Messrs. Jerome, Vie and Draut based on the Compensation Committee's subjective evaluation of such officers' work performance during 1997.

  The Stock Option Committee endorses the concept that the interests of the executive officers are more closely aligned with those of the shareholders through the award of stock options. The number of stock options granted to executive officers, including the Chief Executive Officer, is determined by the Stock Option Committee's subjective evaluation of the particular officer's ability to influence the long-term growth and profitability of the Company, given his particular job responsibilities. In light of the Chief Executive Officer's overall, day-to-day responsibility for the Company's operations and financial results, he would ordinarily be deemed to have the greatest ability to influence the long-term growth and profitability of the Company and would therefore generally receive a greater number of options than the other executive officers. In determining the number of stock options to grant a particular officer, the Stock Option Committee also takes into account the number of options already held by such officer. The Stock Option Committee has no predetermined goal for a particular level of stock ownership by its executive officers.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to its chief executive officer and any of its four other most highly compensated executive officers. Certain performance-based compensation is specifically exempt from the deduction limit. All stock options that have been granted to the Company's executive officers through the end of 1997 either are not subject to Section 162(m) (because they were granted prior to the effective date of such section) or qualify as performance-based compensation under Section 162(m), as interpreted by final regulations promulgated by the Internal Revenue Service thereunder, and therefore are not subject to the deduction limit under such section. The 1998 Bonus Plan for Senior Executives was adopted by the Compensation Committee on February 4, 1998 and, subject to shareholder approval, will replace the 1997 Bonus Plan. The 1998 Bonus Plan is designed to qualify as a performance-based compensation program under Section 162(m) in order to preserve the Company's federal income tax deduction for bonuses paid thereunder. Bonuses paid to the Company's executive officers under the 1997 Bonus

Plan will not qualify as performance based under section 162(m); however, none of such officers received cash compensation for 1997 in excess of $1 million.

     Compensation                                 Stock Option
     Committee of the Board of                    Committee of the Board of
     Directors of Unitrin, Inc.                   Directors of Unitrin, Inc.


     James E. Annable                             James E. Annable


     Reuben L. Hedlund                            Reuben L. Hedlund


     William E. Johnston, Jr.                     William E. Johnston, Jr.


     George A. Roberts

                     COMPARISON OF CUMULATIVE TOTAL RETURN
    AMONG UNITRIN, INC., EQUITY MARKET INDEX, AND FULL LINE INSURANCE INDEX



                  Unitrin      Dow Jones Equity Market Index         Full line Insurance Group
     12/31/92         100                                100                               100

     12/31/93         105                                110                               118

     12/31/94         107                                111                               110

     12/31/95         125                                152                               170

     12/31/96         152                                188                               210

     12/31/97         183                                251                               291


  Graph assumes $100 invested on December 31, 1992 in the Company's Common Stock, Dow Jones Equity Market Index and Dow Jones Full Line Insurance Group, in each case with dividends reinvested.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                                                   COMPENSATION
                                             ANNUAL COMPENSATION      AWARDS
                                            ---------------------  ------------
                                             SALARY                                   ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR   ($)    BONUS ($)(1) OPTIONS (#)(2) COMPENSATION ($)(3)
     ---------------------------       ----  ------  ------------ -------------- -------------------
Jerrold V. Jerome(4).................  1997 $275,000   $101,819      103,707             300
Chairman of the Board                  1996  268,750     85,000       37,742             300
                                       1995  243,750     60,000       15,000             300
Richard C. Vie.......................  1997  668,750    213,555      495,526             300
President and Chief Executive Officer  1996  612,500    150,000       78,662             300
                                       1995  475,000    100,000       75,000             300
James W. Burkett.....................  1997  338,750    119,680       99,667             300
Vice President                         1996  300,000     75,000       26,898             300
                                       1995  280,000     50,000       20,000             300
Thomas H. Maloney....................  1997  184,660     49,893       44,552             300
Vice President and General Counsel     1996  164,890     22,000            0             300
                                       1995  151,140     22,000        5,000             300
Eric J. Draut........................  1997  145,000     64,389       56,123             300
Vice President and Chief Financial     1996  126,750     30,000        4,667             300
 Officer                               1995  114,500     20,000        5,000             300

--------
(1) Cash bonuses are listed for the year earned, but are paid in the following year. All bonuses earned for 1995 and 1996 were discretionary bonuses. Messrs. Jerome, Vie and Draut received discretionary bonuses of $25,000 each for 1997, which are included in their bonus totals. All other bonus amounts reflected for 1997 were formula-based bonuses under the 1997 Bonus Plan for Senior Executives (see "Joint Report of Compensation Committee and Stock Option Committee" on page 7.)
(2) All options listed were granted pursuant to the Unitrin, Inc. 1990 Stock Option Plan and include automatic grants of restorative options. (See footnote (1) to the option grant table on page 13.)
(3) The amounts shown in this column represent Company matching contributions to the named officers' accounts under the Company's 401K Savings Plan.
(4) The level of Mr. Jerome's annual compensation reflects his status as a half-time employee of the Company.

                    STOCK OPTION GRANTS IN 1997 FISCAL YEAR

                           INDIVIDUAL GRANTS                            GRANT DATE VALUE
----------------------------------------------------------------------- ----------------
                                     PERCENT
                         NUMBER OF  OF TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING  GRANTED
                          OPTIONS      TO                                  GRANT DATE
                          GRANTED   EMPLOYEES EXERCISE PRICE EXPIRATION  PRESENT VALUE
      NAME                (#) (1)    IN 1997    ($/SH) (2)      DATE         ($)(3)
      ----               ---------- --------- -------------- ---------- ----------------
Jerrold V. Jerome.......   20,000*    1.21%       53.75       05/14/02      140,200
                           29,437     1.78%       60.13       04/30/00      144,238
                           15,462     0.94%       60.13       01/28/02       75,762
                            3,681     0.22%       67.63       01/28/02       20,026
                           19,906     1.21%       67.63       02/03/03      108,297
                           15,221     0.92%       67.63       05/04/04       82,808
Richard C. Vie..........    8,830     0.53%       52.00       02/03/03       37,693
                            4,521     0.27%       53.00       02/01/05       19,648
                            8,699     0.53%       53.25       02/03/03       38,026
                           17,372     1.05%       53.38       02/03/03       76,115
                            8,136     0.49%       53.50       05/04/04       35,692
                            8,989     0.54%       53.50       02/01/05       39,434
                           85,000*    5.15%       53.75       05/14/02      595,850
                            4,056     0.25%       53.75       05/04/04       17,876
                            3,314     0.20%       53.94       01/28/02       14,486
                            1,789     0.11%       54.13       05/04/04        7,949
                            8,849     0.54%       54.13       02/03/03       39,317
                           16,659     1.01%       54.75       04/30/00       74,789
                            8,526     0.52%       55.00       02/03/03       38,494
                           23,618     1.43%       56.88       04/30/00      109,469
                           11,669     0.71%       60.00       04/30/00       57,058
                            7,532     0.46%       60.00       01/28/02       36,829
                            9,829     0.60%       60.38       05/04/04       48,362
                            3,763     0.23%       60.38       01/28/02       18,515
                           34,941     2.12%       60.88       02/01/05      171,504
                           20,369     1.23%       61.50       05/04/04      101,006
                           32,713     1.98%       61.50       02/03/03      162,217
                            3,731     0.23%       61.50       01/28/02       18,501
                           15,302     0.93%       62.25       04/30/00       76,848
                           13,937     0.84%       62.50       05/04/04       70,077
                            7,905     0.48%       62.50       02/03/03       39,747
                            4,045     0.24%       62.75       02/01/05       20,420
                            8,111     0.49%       62.75       02/03/03       40,946
                            1,640     0.10%       62.75       05/04/04        8,279
                           22,222     1.35%       62.75       01/28/02      112,181
                           15,668     0.95%       63.69       02/03/03       80,277

                           INDIVIDUAL GRANTS                            GRANT DATE VALUE
----------------------------------------------------------------------- ----------------
                                     PERCENT
                         NUMBER OF  OF TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING  GRANTED
                          OPTIONS      TO                                  GRANT DATE
                          GRANTED   EMPLOYEES EXERCISE PRICE EXPIRATION  PRESENT VALUE
      NAME                (#) (1)    IN 1997    ($/SH) (2)      DATE         ($)(3)
      ----               ---------- --------- -------------- ---------- ----------------
Richard C. Vie
 (continued)............   21,838     1.32%       64.00       04/30/00      112,756
                           11,103     0.67%       64.63       04/30/00       57,888
                            7,166     0.43%       64.63       01/28/02       37,361
                            7,727     0.47%       65.50       02/03/03       40,717
                            3,555     0.22%       65.75       05/04/04       18,805
                            7,695     0.47%       65.75       02/03/03       40,703
                            6,987     0.42%       67.63       05/04/04       38,012
                            7,720     0.47%       67.63       02/01/05       42,000
James W. Burkett........    3,634     0.22%       53.25       05/06/03       15,867
                            3,357     0.20%       53.25       05/04/04       14,658
                            3,655     0.22%       53.25       02/01/05       15,959
                           20,000*    1.21%       53.75       05/14/02      140,200
                            9,361     0.57%       60.88       02/01/05       45,948
                            5,499     0.33%       60.88       05/04/04       26,991
                            6,769     0.41%       60.88       05/06/03       33,225
                            4,322     0.26%       60.88       12/19/01       21,214
                            4,601     0.28%       62.13       05/14/02       23,060
                            3,074     0.19%       62.31       05/04/04       15,610
                            6,648     0.40%       62.31       05/06/03       33,760
                           15,439     0.93%       62.31       12/19/01       78,402
                            6,807     0.41%       65.00       05/04/04       35,595
                            3,246     0.20%       65.00       05/06/03       16,974
                            3,265     0.20%       65.00       02/01/05       17,073
Thomas H. Maloney.......   11,626     0.70%       53.00       04/30/00       50,525
                            5,000*    0.30%       53.75       05/14/02       35,050
                            3,185     0.19%       56.19       01/28/02       14,585
                            1,652     0.10%       56.19       05/04/04        7,565
                              892     0.05%       56.19       02/01/05        4,085
                            2,360     0.14%       60.88       02/01/05       11,584
                            1,393     0.08%       60.88       05/04/04        6,837
                              768     0.05%       60.88       01/28/02        3,770
                            1,803     0.11%       64.25       04/30/00        9,346
                            1,124     0.07%       65.38       05/14/02        5,928
                              960     0.06%       66.00       05/04/04        5,097
                            8,561     0.52%       66.03       04/30/00       45,606
                            2,908     0.18%       66.50       01/28/02       15,601
                            1,507     0.09%       66.50       05/04/04        8,085
                              813     0.05%       66.50       02/01/05        4,362

                           INDIVIDUAL GRANTS                            GRANT DATE VALUE
----------------------------------------------------------------------- ----------------
                                     PERCENT
                         NUMBER OF  OF TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING  GRANTED
                          OPTIONS      TO                                  GRANT DATE
                          GRANTED   EMPLOYEES EXERCISE PRICE EXPIRATION  PRESENT VALUE
      NAME                (#) (1)    IN 1997    ($/SH) (2)      DATE         ($)(3)
      ----               ---------- --------- -------------- ---------- ----------------
Eric J. Draut...........    3,292     0.20%       53.13       01/28/02       14,340
                            2,752     0.17%       53.13       05/06/03       11,988
                           10,000*    0.61%       53.75       05/14/02       70,100
                            3,106     0.19%       54.00       04/30/00       13,539
                            4,473     0.27%       56.75       04/30/00       20,687
                              892     0.05%       56.75       02/01/05        4,125
                            3,314     0.20%       56.75       05/04/04       15,327
                            2,367     0.14%       60.88       02/01/05       11,618
                              772     0.05%       60.88       01/28/02        3,789
                            1,712     0.10%       60.88       05/06/03        8,403
                            2,799     0.17%       60.88       05/04/04       13,739
                            2,893     0.18%       61.50       04/30/00       14,386
                            2,309     0.14%       62.25       05/14/02       11,563
                            2,514     0.15%       63.00       05/06/03       12,778
                            3,007     0.18%       63.00       01/28/02       15,283
                            3,061     0.19%       66.50       05/04/04       16,422
                              823     0.05%       66.50       02/01/05        4,415
                            4,131     0.25%       66.50       04/30/00       22,163
                            1,906     0.12%       67.63       05/04/04       10,369

--------
(1) All options granted to the named executive officers were granted under the Unitrin, Inc. 1990 Stock Option Plan and include restorative options. Restorative options are granted when an option holder exercises a stock option and makes payment of the exercise price and/or the resulting tax obligations using shares of previously-owned Common Stock. In such a case, the option holder is granted a restorative option for the total number of shares used to make such payment. A restorative option becomes exercisable in full six months after the date of grant and expires on the same date as the original option. All option grants reflected in the table above are restorative options except for those marked with an asterisk. All options granted in 1997 were non-qualified options for federal income tax purposes.
    A restorative option is intended to enable an option holder to remain in essentially the same economic position with respect to potential appreciation of the Common Stock as if he or she had continued to hold the original option unexercised. As the following table illustrates, the grant of a restorative option does not result in an increase in the total number of options and shares held by the option holder.

       NET CHANGE IN SHARES AND OPTIONS HELD BY NAMED EXECUTIVE OFFICERS
                 RESULTING FROM GRANTS OF RESTORATIVE OPTIONS

                                                                    NET CHANGE
                                                                        IN TOTAL
                                      TOTAL                RESTORATIVE SHARES AND
                                     OPTIONS   NET SHARES    OPTIONS    OPTIONS
    NAME                            EXERCISED RECEIVED (A) GRANTED (B)    (C)
    ----                            --------- ------------ ----------- ----------
    Jerrold V. Jerome..............  110,000     26,293       83,707        0
    Richard C. Vie.................  471,221     60,695      410,526        0
    James W. Burkett...............   91,544     11,867       79,677        0
    Thomas H. Maloney..............   47,355      7,803       39,552        0
    Eric J. Draut..................   52,696      6,573       46,123        0

  --------
    (A) Represents shares received in option exercises after subtracting shares surrendered to pay the exercise prices and/or related tax withholding obligations.
    (B) Represents options granted to replace shares surrendered in connection with option exercises.
    (C) Represents the difference between (i) the total options exercised, and
        (ii) the sum of net shares received and the number of restorative options granted.
(2) Exercise prices were set in all cases at the fair market value of the Company's Common Stock on the date of grant.
(3) Grant date present values are based on the Black-Scholes option pricing model, which was applied using the following assumptions: (i) a weighted average expected volatility of 20%; (ii) a risk free rate of return equal to the yield on U.S. Treasury obligations with a maturity comparable to the term of the particular option; (iii) an expected life for restorative options of one year and 2.5 years for all other options; and (iv) a dividend yield of 4.51%, representing the average, annualized dividend yield on the Common Stock for the period from January 1, 1995 through December 31, 1997. No adjustments were made for the non-transferability of the options or the risk of their forfeiture. The Company's use of the Black-Scholes model should not be viewed as a forecast of the future performance of the Common Stock.

  AGGREGATED OPTION EXERCISES IN 1997 FISCAL YEAR, AND FISCAL YEAR-END OPTION
                                    VALUES

                                                                                     VALUE OF UNEXERCISED
                                                           NUMBER OF SECURITIES      IN-THE-MONEY OPTIONS
                         SHARES ACQUIRED                  UNDERLYING UNEXERCISED         AT FY-END ($)
                               ON             VALUE        OPTIONS AT FY-END (#)   EXERCISABLE/UNEXERCISABLE
          NAME           EXERCISE (#)(1) REALIZED ($)(2) EXERCISABLE/UNEXERCISABLE            (3)
          ----           --------------- --------------- ------------------------- -------------------------
Jerrold V. Jerome.......     110,000       $2,975,000         98,891/ 57,558           859,381/  234,844
Richard C. Vie..........     471,221       $5,623,388         13,592/336,875            57,766/1,539,072
James W. Burkett........      91,544       $1,227,721         25,161/ 63,870            58,185/  367,569
Thomas H. Maloney.......      47,355       $  807,800              0/ 27,197                 0/   82,317
Eric J. Draut...........      52,696       $  722,559              0/ 37,044                 0/  274,872

--------

(1) Substantially all option exercises by the named executive officers in 1997 were exercises in which the officers surrendered previously acquired shares of Common Stock as payment for the exercises. (See footnote (1) to the option grant table on page 13.) The shares reflected in this column are the gross shares issued in the exercise transactions, without deduction of the shares surrendered as payment. The actual net increase in the number of shares held by these officers as a result of such transactions was as follows: Jerome (26,293); Vie (60,695); Burkett (11,867); Maloney (7,803); and Draut (6,573).
(2) The "value realized" represents the difference between the exercise price of the shares acquired and the market price of such shares on the date or dates of exercise, without regard to any related tax obligations.
(3) The value of unexercised in-the-money options is calculated by subtracting the applicable exercise price from $64.625 (the closing price of the Common Stock on December 31, 1997) and multiplying the resulting difference by the number of shares covered by the options in question.

PENSION PLANS

  The following table shows, for specified levels of average final compensation and years of credited service, the estimated annual benefits payable under the Company's tax-qualified retirement plan (the "Retirement Plan") and a related, non-qualified, supplemental executive retirement plan (the "supplemental plan"). Average final compensation represents the average annual covered compensation paid for the highest 60 consecutive months in the 120-month period prior to retirement. These benefit estimates assume retirement in 1998 at age 65 or older.

                                              YEARS OF CREDITED SERVICE
AVERAGE FINAL                        -------------------------------------------
ANNUAL COMPENSATION                     5       10       15       20      30+
-------------------                  ------- -------- -------- -------- --------
$ 150,000........................... $11,363 $ 22,727 $ 34,090 $ 45,453 $ 68,180
  200,000...........................  15,488   30,977   46,465   61,953   92,930
  250,000...........................  19,613   39,227   58,840   78,453  117,680
  300,000...........................  23,738   47,477   71,215   94,953  142,430
  350,000...........................  27,863   55,727   83,590  111,453  167,180
  400,000...........................  31,988   63,977   95,965  127,953  191,930
  450,000...........................  36,113   72,227  108,340  144,453  216,680
  500,000...........................  40,238   80,477  120,715  160,953  241,430
  550,000...........................  44,363   88,727  133,090  177,453  266,180
  600,000...........................  48,488   96,977  145,465  193,953  290,930
  650,000...........................  52,613  105,227  157,840  210,453  315,680
  700,000...........................  56,738  113,477  170,215  226,953  340,430
  750,000...........................  60,863  121,727  182,590  243,453  365,180
  800,000...........................  64,988  129,977  194,965  259,953  389,930
  850,000...........................  69,113  138,227  207,340  276,453  414,680
  900,000...........................  73,238  146,477  219,715  292,953  439,430
  950,000...........................  77,363  154,727  232,090  309,453  464,180
1,000,000...........................  81,488  162,977  244,465  325,953  488,930

  The foregoing benefits are illustrated as straight-life annuities and are not subject to reduction for Social Security or other offset amounts.

  The years of credited service in the Retirement Plan as of December 31, 1997 for each of the Company's executive officers named in the Summary Compensation Table is as follows: Jerome (29), Vie (6), Burkett (6), Draut (6) and Maloney
(6). Years of credited service for Mr. Jerome include years of service under a predecessor plan sponsored by Teledyne, Inc., the Company's former parent company. Compensation covered by the Retirement Plan is the participant's base salary and formula bonuses as defined in the Retirement Plan, but does not include discretionary bonuses and compensation attributable to the exercise of stock options. For 1997, the covered compensation for the executive officers named in the Summary Compensation Table on page 10 is the total of their salary and bonus amounts, excluding the discretionary bonuses specified in footnote (1) to such table.

  Messrs. Vie and Maloney formerly participated in a defined benefit retirement plan sponsored by a subsidiary of the Company. Their participation in that plan was suspended on January 1, 1992 and no further contributions will be made on their behalf; however, each of them will be entitled to benefits under the plan upon retirement based on contributions made through the end of 1991. Assuming retirement at age 65, Mr. Vie would receive annual benefits of $20,971, including amounts attributable to the supplemental plan, and Mr. Maloney would receive annual benefits of $21,467.

CHANGE OF CONTROL ARRANGEMENTS

  The Company has entered into individual severance agreements with each of the Company's executive officers (the "Agreements"). The Agreements provide various severance benefits to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated, in either case within one year after a change of control. Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated for certain specified reasons, in either case in anticipation of a change of control. A change of control is deemed to occur if, on or before December 31, 1998, any person acquires a majority of the voting power of the Common Stock, or the individuals who comprised the Company's Board of Directors on January 19, 1995 (i.e., all of the current directors except for Mr. Johnston), or any of the individuals they nominate, cease to comprise a majority of the Board. Each executive officer would be entitled under the Agreements to: (i) a lump sum severance payment based on a multiple (specified below) of his annualized salary; (ii) continuation for up to two years of the life and health insurance benefits that were being provided by the Company to such officer and his family immediately prior to termination; and (iii) outplacement services at the Company's expense, up to a maximum of $12,500. The Agreements contain identical terms and conditions, except that the severance compensation multiple is 2.99 for Messrs. Jerome and Vie and 2.0 for the other executive officers. The Agreements are not employment contracts. Severance benefits payable under the Agreements are to be grossed-up to the extent that a recipient would be subject to an excise tax under Section 4999 of the Internal Revenue Code (including any interest or penalties imposed with respect to such tax) due to the receipt of such benefits or any other benefits that constitute "excess parachute payments" for purposes of Section 280G of the Code. If severance benefits had become payable on December 31, 1997 as a result of a change of control on that date, no executive officers would have received such gross-ups except for Mr. Vie, who would have received a gross-up payment of approximately $878,000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Compensation Committee (Messrs. Annable, Hedlund, Johnston and Dr. Roberts) or the Stock Option Committee (Messrs. Annable, Hedlund and Johnston) is a current or former officer or employee of the Company or any of its subsidiaries.

  For purposes of the transactions described below, the term "Company" is deemed to include such of the Company's direct and indirect subsidiaries as may have been parties to or participants in such transactions.

ALLEGHENY TELEDYNE INCORPORATED

  Two of the Company's directors, George A. Roberts and Fayez S. Sarofim, are also directors of Allegheny Teledyne. As of February 28, 1998, executive officers and directors of the Company beneficially owned in the aggregate approximately 10.0% of the outstanding stock of Allegheny Teledyne.

  During 1997, Allegheny Teledyne provided the Company and its subsidiaries with investment trade execution and other professional services, as well as use of corporate aircraft, for which the Company incurred charges of approximately $163,000. The Company earned premiums of approximately $5.8 million in 1997 on group life insurance written for certain employees of Allegheny Teledyne and its subsidiaries. The Company charged Allegheny Teledyne approximately $812,000 in 1997 for data processing services based on actual usage of the Company's computers.

ARGONAUT GROUP, INC.

  Three directors of the Company, George A. Roberts, Fayez S. Sarofim and Henry E. Singleton, are also directors of Argonaut. As of February 28, 1998, executive officers and directors of the Company beneficially owned in the aggregate approximately 27.7% of the outstanding stock of Argonaut. During 1997, Argonaut provided the Company with investment trade execution services for which the Company incurred charges of $129,000. The Company charged Argonaut approximately $1.9 million in 1997 for data processing services based on actual usage of the Company's computers.

                                  PROPOSAL 2

                      APPROVAL OF THE 1998 BONUS PLAN FOR
                             FOR SENIOR EXECUTIVES

  On February 4, 1998, the Compensation Committee of the Board of Directors adopted the 1998 Bonus Plan for Senior Executives (the "Plan"), subject to shareholder approval. The following description of the Plan is a summary and does not purport to be fully descriptive. For a full description of the Plan, please refer to a copy of the Plan which is attached to this Proxy Statement as Exhibit A.

GENERAL

  The purpose of the Plan is to motivate and reward eligible executives of the Company and its subsidiaries for achieving the Company's financial performance objectives. The Plan is designed to qualify as a performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code") in order to preserve the Company's federal income tax deduction for bonuses paid under the Plan.

ADMINISTRATION

  The Plan will be administered by a committee (the "Committee") consisting solely of directors of the Company who qualify as "outside directors" under Code Section 162(m). The Compensation Committee, currently comprised of Messrs. Annable, Hedlund, Johnston and Dr. Roberts, will serve as such Committee unless and until a different committee is appointed by the Company's Board of Directors.

ELIGIBILITY

  The eligible participants of the Plan are the executive officers of the Company and such other key executives of the Company and its subsidiaries as the Committee may designate in its discretion. A participant must generally be employed by the Company or one of its subsidiaries on the last day of a given year in order to receive payment of a bonus for such year.

DETERMINATION OF BONUSES

  Each year, the Committee will establish objective performance criteria for such year by not later than the latest date permitted under Code Section 162(m). Such criteria may (but need not) differ for each participant in the Plan, but shall be based on one or more of the following factors, individually or in combination: (a) net income from operations and/or average increase in dollars of operating income of the Company or any of its subsidiaries or operating units, (b) operating earnings per share of the Company, (c) bad debt experience of the Company's consumer finance business, (d) return on revenues, assets or equity, (e) increases in revenue or cash flow, (f) reductions in costs, or (g) the market value of the Company's Common Stock. The award of a bonus for any given year is conditioned on the attainment of the relevant performance criteria as certified by the Committee.

  The detailed formulas associated with the performance criteria that the Committee has established for 1998 are not included in this Proxy Statement based on the Committee's belief that such formulas include confidential commercial or business information the disclosure of which would adversely affect the Company. Because performance criteria may vary from year to year and from participant to participant, benefits under the Plan are not presently determinable. If the Plan had been in effect during 1997, bonuses totaling approximately $735,000 would have been paid under the Plan to all eligible participants, including the Company's executive officers. The bonuses awarded to the executive officers named in the Summary Compensation Table on page 10 would in each case have been less than the actual 1997 formula bonus amounts shown for such officers in such table. Non-employee directors are not eligible to participate in the Plan.

LIMITS ON AWARDS

  No bonus awarded under the Plan may exceed 100% of the participant's base salary. The amount of each participant's base salary that will be used in computing a bonus for a given year will be fixed at the same time as the Committee establishes the performance criteria for such year.

AMENDMENT AND TERMINATION

  The Committee may amend, terminate or suspend the Plan at any time, but no such action shall have the effect of invalidating any bonus if the relevant performance criteria for such bonus have been attained. Plan amendments will be submitted to the Company's shareholders for approval only to the extent required by applicable law or to continue to meet the deductibility requirements of Code Section 162(m).

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 1998 BONUS PLAN FOR SENIOR EXECUTIVES IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2. EACH PROXY WILL BE VOTED FOR THIS PROPOSAL UNLESS SPECIFIED OTHERWISE ON SUCH PROXY.

                             INDEPENDENT AUDITORS

  KPMG Peat Marwick LLP has been selected as the Company's independent auditor for the year 1998. It is expected that a representative of KPMG Peat Marwick LLP will be present at the meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                OTHER MATTERS THAT MAY COME BEFORE THE MEETING

  The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than Proposals 1 and 2 should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS IN CONNECTION WITH THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS

  Pursuant to regulations of the Securities and Exchange Commission, shareholders who intend to submit proposals for inclusion in the Company's proxy materials for the 1999 annual meeting must do so no later than December 10, 1998. This requirement is independent of certain other notice requirements of the Company's Amended and Restated By-Laws described below in this paragraph. Shareholder nominations of persons for selection to the Board of Directors are not eligible for inclusion in the Company's proxy materials and may only be made in accordance with the procedure described hereafter. Pursuant to the Company's Amended and Restated By-Laws, nominations of persons for selection to the Board of Directors and the proposal of business to be considered by shareholders may in each case be made at the 1999 annual meeting by any shareholder of record who gives written notice to the Company of such nominations or proposals not less than 60 days nor more than 90 days prior to the first anniversary of the 1998 annual meeting. In the event that the date of the 1999 annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such nominations and proposals must be delivered to the Company no earlier than 90 days prior to the 1999 annual meeting and no later than the close of business on the later of (i) the 60th day prior to the 1999 annual meeting, or (ii) the 10th day following the day on which public announcement of the date of the 1999 annual meeting is first made. All such shareholder proposals and notices should be submitted to Scott Renwick, Secretary, Unitrin, Inc., One East Wacker Drive, Chicago, Illinois 60601.

                                   FORM 10-K

  SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN FOR NO CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 1997, UPON WRITTEN REQUEST TO SCOTT RENWICK, SECRETARY, UNITRIN, INC., ONE EAST WACKER DRIVE, CHICAGO, ILLINOIS 60601.

                                         By Order of the Board of Directors

                                         /s/ Scott Renwick

                                         Scott Renwick
                                         Secretary

April 9, 1998

                                   EXHIBIT A

                                 UNITRIN, INC.

                     1998 BONUS PLAN FOR SENIOR EXECUTIVES

1. PURPOSE

  The purpose of the Unitrin, Inc. 1998 Bonus Plan for Senior Executives ("Bonus Plan") is to motivate and reward eligible executives of Unitrin, Inc. (the "Company") and its subsidiaries for achieving the Company's financial performance objectives. The Bonus Plan is designed to qualify as a performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code") in order to preserve the Company's federal income tax deduction for bonuses paid hereunder. This Bonus Plan shall not be effective and no bonus shall be paid hereunder unless and until the Bonus Plan has been approved by the stockholders of the Company. Participation in this Bonus Plan shall not preclude the Company or any subsidiary from paying any other bonus or other remuneration to any participant in the Bonus Plan.

2. THE COMMITTEE

  The Bonus Plan will be administered by a committee (the "Committee") of at least two directors of the Company who qualify as "outside directors" under Code Section 162(m). The Committee shall have the sole authority to administer and interpret the Bonus Plan, provided that all provisions of the Bonus Plan shall be interpreted whenever possible in a manner to comply with Code Section 162(m).

3. COVERED INDIVIDUALS

  The individuals entitled to participate in this Bonus Plan are the executive officers of the Company, and such other key executives of the Company and its subsidiaries as are designated by the Committee from time to time in its sole discretion.

4. DETERMINATION OF BONUSES

  The Committee shall establish objective performance criteria for each calendar year of the Company not later than the latest date permitted under Code Section 162(m). Such criteria may differ for each participant in the Bonus Plan, but shall be based on one or more of the following factors individually or in combination: (a) net income from operations and/or average increase in dollars of operating income of the Company or any of its subsidiaries or operating units, (b) operating earnings per share of the Company, (c) bad debt experience of the Company's consumer finance business,
(d) return on revenues, assets or equity, (e) increases in revenues or cash flow, (f) reductions in costs, or (g) the market value of the Company's common stock. The Committee shall also establish a maximum bonus for each participant, which shall not exceed 100% of such participant's base salary. The amount of each participant's base salary that shall be used in computing a bonus for a given year shall be fixed at the same time as the Committee establishes the performance criteria for such year. Bonuses shall be awarded for a given calendar year based on attainment of the established performance criteria for such year, as certified in writing by the Committee.

5. PAYMENT OF BONUSES

  The payment of a bonus for a given year requires that the participant be employed by the Company or one of its subsidiaries as of the last day of such calendar year. The Committee may in its discretion make exceptions to this requirement in the case of retirement, death or disability. All bonuses awarded will be paid in cash by no later than the last date on which such bonuses may be deducted by the employer for federal income tax purposes for the prior calendar year.

6. AMENDMENT, TERMINATION AND SUSPENSION

  The Committee reserves the right to amend, terminate or suspend this Bonus Plan at any time; provided that no such amendment, termination, or suspension shall alter, terminate, suspend or otherwise invalidate any bonus for a given year if the relevant performance criteria for such year have been attained. Bonus Plan amendments will require stockholder approval only to the extent required by applicable law, or to continue to meet the deductibility requirements of Code Section 162(m).

7. MISCELLANEOUS

  Nothing in this Bonus Plan confers the right on any participant to continue in the employ of the Company or any of its subsidiaries or to any remuneration or benefits not set forth in the Bonus Plan. The Bonus Plan is intended to constitute an "unfunded" plan for incentive compensation. Nothing in this Bonus Plan shall give any participant any rights greater than those of a general unsecured creditor of the Company with respect to any bonuses which have been awarded but not paid.

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[UNITRIN LOGO]                                                     P R O X Y
One East Wacker Drive
Chicago, Illinois 60601                           Annual Meeting of Shareholders

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned appoints Jerrold V. Jerome and Richard C. Vie as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 16, 1998, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at The First Chicago Center, One First National Plaza, Dearborn and Madison Streets, Chicago, Illinois 60670, at 10:00 a.m. on May 13, 1998, and at any adjournment thereof, upon the fol-lowing matters. This card also constitutes voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401K Savings Plan.

(1) ELECTION OF DIRECTORS. Nominees for director are:
      James E. Annable           George A. Roberts
      Reuben L. Hedlund          Fayez S. Sarofim
      Jerrold V. Jerome          Henry E. Singleton
      William E. Johnston, Jr.   Richard C. Vie

(2) Proposal to approve the 1998 Bonus Plan for Senior Executives.

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


PLEASE SIGN AND DATE THIS CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED.
                                                               -------------
                                                                SEE REVERSE
                                                                    SIDE
                                                               -------------

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

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[X] Please mark your votes as in this example.                            0599

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2).

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      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1) AND (2).
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1. Election of Directors
   FOR [_]   WITHHELD [_]

   For, except vote withheld from the following nominee(s):

   --------------------------------------------------------------------------

2. 1998 Bonus Plan for Senior Executives
   FOR [_]   AGAINST [_]   ABSTAIN [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


   [_] Please check this box if you plan to attend the meeting.


                                           Please sign exactly as your name(s)
                                           appears hereon. All joint tenants
                                           should sign. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, give full title
                                           as such. If a corporation, sign the
                                           full corporate name by an authorized
                                           officer. If a partnership, sign in
                                           partnership name by authorized
                                           person.

                                           -----------------------------------

                                           -----------------------------------
                                           SIGNATURE(S)                 DATE

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